UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2012 (March 1, 2012)
Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Wall, Suite 1400	79701
Midland, Texas	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Form 8-K filed by Legacy Reserves LP (the “Partnership”) with the U.S. Securities and Exchange Commission on March 7, 2012 (the “Original 8-K”) to provide a description of the terms of the incentive compensation arrangements and employment agreement agreed to between the Partnership and Micah C. Foster in connection with Mr. Foster's appointment as the Chief Accounting Officer of Legacy Reserves GP, LLC, a Delaware limited liability company (the “Company”), effective April 1, 2012. At the time of the filing of the Original 8-K, the terms of the employment agreement and incentive compensation arrangements had not yet been determined. The disclosure contained in the Original 8-K remains unchanged.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement with Micah C. Foster
On April 19, 2012, the board (the “Board”) of directors of the Company approved the terms of the employment agreement (the “Employment Agreement”) between Legacy Reserves Services, Inc. (“Employer”), a wholly owned subsidiary of the Partnership, and Micah C. Foster (the “Executive Officer”). The Employment Agreement may be terminated by the Employer or Mr. Foster at any time.
Under the Employment Agreement, which is effective April 1, 2012, Mr. Foster serves as Chief Accounting Officer and Controller of the Company. The Employment Agreement contains customary confidentiality, cooperation, non-solicitation, non-competition and non-disparagement provisions. Under the non-compete provisions, the Executive Officer is prohibited, during the term of his employment, from engaging or participating, directly or indirectly, with any person or entity, in any activity pertaining to the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and may not invest in any other such business unless approved in writing by a majority of the Board. For a period of 90 days after termination of employment the Executive Officer is prohibited from engaging in these activities in counties (including adjacent counties) where the Partnership and its affiliates do business, and his investments in publicly traded companies engaged in similar businesses are limited for a period of one year after termination unless such competitive activity is approved in writing by a majority of the Board.
In addition, the Employment Agreement prohibits the Executive Officer from soliciting any of the Partnership's employees or customers for two years following termination and from participating in any publicly traded partnership or limited liability company or privately held company contemplating an initial public offering that is in direct competition with the Partnership for one year following the termination of employment. Further, the Executive Officer must assign any individual rights that he may have in any intellectual property and business opportunities to the Partnership.
Mr. Foster will be paid an annual base salary of $180,000 effective April 1, 2012, which salary is subject to review and adjustment by the Board. Mr. Foster is entitled to cash and non-cash incentive awards as determined by the Board based on the recommendation of the Compensation Committee of the Board (the “Committee”) (See “Incentive Compensation” below). In addition, Mr. Foster is entitled to participate in all employee benefit plans and programs of the Company on substantially the same terms as other executive officers of the Employer.
If the Employment Agreement is terminated by the Employer for “cause” or by the Executive Officer without “good reason” (as such terms are defined in the Employment Agreement), no severance payments are due.
Upon a termination of the Employment Agreement by the Employer other than for cause or by the Executive Officer with good reason, the Executive Officer would be entitled to severance pay in the amount of two years of annual base salary payable monthly at the highest rate in effect at any time during the 36 month period prior to termination, a lump sum payment equal to the average annual bonus of the two years preceding the termination and an amount equal to the executive's pro-rata bonus for the fiscal year in which the termination occurs, such pro-rata bonus amount to be paid in a lump sum within 30 days following the date of termination. In addition, the Executive Officer is entitled to the full costs of the executive's COBRA continuation coverage for the shorter of the severance period or the time when he receives substantially similar benefits from a subsequent employer.
In case of termination by the Employer without cause or by the Executive Officer with good reason within one year following a “change in control” (as such term is defined in the Employment Agreement), the Executive Officer will be entitled to a payment of three years of his annual base salary determined at the highest rate in effect at any time during the 36 month period prior to termination, payable in a lump sum within 30 days of termination. In addition, the Executive Officer will be entitled to receive the average annual bonus of the two years preceding the termination, an amount equal to the Executive Officer's pro-rata bonus for the fiscal year in which the termination occurs (such pro-rata bonus amount to be paid in a lump sum within 30 days following the date of termination) and the full costs of the Executive Officer's COBRA continuation coverage for the shorter of the severance period or the time when the Executive Officer receives substantially similar benefits from a subsequent employer.
If the Employment Agreement terminates due to the Executive Officer's death or disability during the employment period, the Executive Officer or the Executive Officer's estate will be entitled to the payment of a lump-sum cash payment equal to the Executive Officer's earned but unpaid base salary, accrued but unpaid bonus and pro-rata bonus for such fiscal year, any unreimbursed business expenses, and any accrued benefits.
The foregoing descriptions are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K/A and is hereby incorporated herein by reference.
Incentive Compensation
On April 19, 2012, in accordance with the Amended and Restated Legacy Reserves LP Compensation Policy effective February 18, 2010, the Board, upon the recommendation of the Committee, determined the incentive compensation structure for Mr. Foster applicable to incentive grants to be made in early 2013 with respect to Mr. Foster's and the Partnership's performance during the year ended December 31, 2012, as follows:
•    with respect to potential cash incentive compensation, the maximum subjective and objective components will each be 20% of the 2012 annual base salary effective April 1, 2012 (the “2012 Base Salary”), or $180,000; and
•    with respect to the potential equity-based incentive compensation, the maximum subjective value of phantom units will be 30% of the 2012 Base Salary and the maximum objective value of phantom units will be 45% of the 2012 Base Salary.
Restricted Unit Grant
On April 19, 2012, in accordance with and pursuant to the Amended and Restated Legacy Reserves LP Long-Term Incentive Plan (the “LTIP”), the Committee granted to Mr. Foster an aggregate of 10,000 restricted units (“Restricted Units”) representing limited partner interest in the Partnership as follows:
•    4,000 Restricted Units vesting equally over two years on May 19, 2013 and May 19, 2014, respectively; and
•    6,000 Restricted Units vesting in full on May 19, 2017.
In accordance with the terms of the LTIP, any Restricted Units that fail to vest will be forfeited.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Description
	Exhibit 10.1	Employment Agreement effective as of April 1, 2012, between Micah C. Foster and Legacy Reserves Services, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Date: April 25, 2012	/s/ Cary D. Brown
Cary D. Brown
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

(d)	Exhibits

	Exhibit Number	Description
	Exhibit 10.1	Employment Agreement effective as of April 1, 2012, between Micah C. Foster and Legacy Reserves Services, Inc.